Exhibit 10.2

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into effectively as of May 4, 2023 (the “Effective Date”), by and among SSVK Associates, LLC, a Delaware limited liability company (the “Acquirer”), Semper Paratus Acquisition Corporation., a Cayman Island exempted company (“SPAC”), and Semper Paratus Sponsor LLC (“Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, SPAC is a Special Purpose Acquisition Company that closed on its initial public offering on November 3, 2021, and SPAC must complete an initial business combination by December 15, 2023;

WHEREAS, as of the date of this Agreement, SPAC has not completed or announced a business combination;

WHEREAS, Sponsor owns 11,983,333 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Share”), and 1,300,000 Private Placement Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant that is exercisable for one Class A Ordinary Share (collectively, the “SPAC Securities”);

WHEREAS, Acquirer approached the SPAC and Sponsor with a proposal to take control of the SPAC and use their best efforts to identify a suitable partner and consummate a business combination;

WHEREAS, the SPAC has determined that the Acquirer offers the SPAC the best chance to consummate a business combination and that it is in the best interests of the SPAC to enter into this Agreement; and

WHEREAS, in accordance with the terms and conditions of this Agreement, Acquirer will purchase (x) 7,988,889 Class A Ordinary Shares and 1,000,000 Private Placement Units from Sponsor for a total purchase price of One Dollars ($1) (the “Purchase Price”) payable at the time of initial business combination.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.              Purchase and Sale.

(a)             The total Purchase Price shall be paid as follows: $1 (One Dollar) shall be due on the date on which a business combination is completed.

(b)             Upon satisfaction or waiver of the conditions to closing of this Agreement, (i) Sponsor shall transfer, deliver, and assign to Acquirer (x) 7,988,889 Class A Ordinary Shares and (y) 1,000,000 Private Placement Units, free and clear of all liens and encumbrances, other than those contained in the Insider Letter (as defined below) and the Underwriting Agreement (as defined below); and (ii) SPAC shall record such transfer in its books and records.

(c)             Subject to the closing conditions of this Agreement, the closing of the transactions contemplated herein shall take place on May 15, 2023, or on such other date as the Parties agree in writing.

2.             Assumption of Obligations. In addition to the payment of the Purchase Price, Acquirer shall also assume the following obligations: (i) to cause SPAC to, and the SPAC shall, satisfy all of its public company reporting requirements, (ii) assume the obligations of the Sponsor, and release the Sponsor of its obligations, under that certain Subscription Agreement, dated as of May 3, 2023, among the SPAC, the Sponsor and Polar Multi-Strategy Master Fund, (iii) cause the SPAC to, and the SPAC shall, pay the D&O insurance premium to extend the SPAC’s existing D&O insurance policy pursuant to the binder attached as Exhibit B, and maintain D&O coverage through the closing of the business combination and obtain appropriate tail coverage, (iv) cause the SPAC to, and the SPAC shall, pay all outstanding legal fees owed by SPAC at or before the closing of a business combination involving the SPAC, and (v) perform all other obligations of a sponsor related to the SPAC.

3.             Management; Name Change. SPAC acknowledges and agrees that Acquirer shall have the right to replace SPAC’s current directors and officers with any such directors and officers as Acquirer may select in its sole discretion. Accordingly, at the request of Acquirer, SPAC shall take such actions as necessary to effectuate the removal and replacement of SPAC’s existing directors and officers, and the existing directors and officers of SPAC shall resign from their respective positions co-incident with the Closing hereunder. Acquirer further agrees, and agrees to cause the SPAC, not to, and the SPAC shall not, change or modify the indemnity and insurance coverage for SPAC’s directors and officers set forth in SPAC’s charter. Additionally, Acquirer shall use its best efforts to change the legal name of SPAC, and SPAC shall reasonably cooperate with Acquirer in connection therewith; provided that Acquirer shall not be obligated to solicit separate proxies to effect such name change.

4.             Liabilities. SPAC confirms to Acquirer that as of the date of this Agreement, its unaudited balance sheet, including the amounts owed from or due to broken down by entity, is as set forth on Exhibit A to this Agreement. Sponsor represents that the SPAC Securities represent all the of the outstanding securities of SPAC held by Sponsor.

5.             Limitation on Transfer. Acquirer acknowledges and agrees that the SPAC Securities are subject to the limitations on transfer set forth in Section 9 of this Agreement.

6.             Title. Sponsor represents and warrants to Acquirer that Sponsor has good and marketable title to the SPAC Securities free and clear of all liens and encumbrances, other than those pursuant to the Underwriting Agreement and the Insider Letter and that, upon updating the records of ownership, Acquirer will have good and marketable title to the SPAC Securities, subject to the terms and conditions applicable to the SPAC Securities pursuant to the Underwriting Agreement and the Insider Letter.

7.             Closing Conditions. The obligations of Sponsor to consummate the purchase and sale of the SPAC Securities contemplated hereby are subject to the satisfaction or written waiver by the Sponsor of the following conditions:

(a)             The board of directors of SPAC shall have approved such transfer;

(b)             The members of the Sponsor shall have approved such transfer in accordance with the operating agreement of the Sponsor;

(c)             The underwriters in the SPAC’s initial public offering shall have waived its rights under the Underwriting Agreement, dated November 3, 2021, by and between SPAC and Cantor Fitzgerald & Co., as representative of the several underwriters (the “Underwriting Agreement”), to allow such transfer; and

(d)             The SPAC shall have filed its Form 10-Q for the quarter ended March 31, 2023.

8.             Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the Effective Date and as of the date of closing that:

(a)             such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, subject to, (i) in the case of SPAC, to obtaining the approval from the board of directors of the SPAC, and (ii) in the case of the Sponsor, to obtaining the approval from its members;

(b)             the execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, subject to, (i) in the case of SPAC, to obtaining the approval from the board of directors of the SPAC, and (ii) in the case of the Sponsor, to obtaining the approval from its members;

(c)             this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d)             SPAC and Sponsor have received all third-party consents to the transfer of the SPAC Securities and such consents have been shared with Acquirer, subject to obtaining the waiver from the underwriters pursuant to the Underwriting Agreement.

(e)             No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any Party in connection with the transfer contemplated by this Agreement.

9.             Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and Acquirer represents that it:

(a)             is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b)             will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Letter Agreement, dated November 3, 2021, by and among SPAC, its officers, directors and the Sponsor (the “Insider Letter”);

(c)             has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)             is an “accredited investor” (as defined by Rule 501 of the Securities Act).

10.           Voting. The Sponsor acknowledges and agrees that Section 3 titled “Business Combination Vote” set forth in the Insider Letter shall continue to apply to the SPAC Securities held by the Sponsor. The Sponsor agrees that if the Company seeks shareholder approval of a proposed initial business combination, then in connection with such proposed initial business combination, it shall vote all Founder Shares, any Public Shares and any Class A Ordinary Shares included in the Private Units held by it in favor of such proposed initial business combination (including any proposals recommended by the Board in connection with such proposed initial business combination) and not redeem any Founder Shares or Public Shares held by it in connection with such shareholder approval. The Sponsor agrees not to distribute assets of Sponsor to the members of the Sponsor until the SPAC consummates an initial business combination.

11.           Release. The SPAC and the Acquirer hereby releases the Sponsor, its officers, directors and members, and each director and officer of the SPAC resigning pursuant to this Agreement (the “Released Parties”), from any claims it may have now or in the future, whether contractual, statutory or otherwise, against any of the Released Parties relating to the SPAC or its securities, including, without limitation, (i) the formation of the SPAC, and (ii) the operations of the SPAC, provide that the foregoing shall not be construed as a waiver or release of any rights under this Agreement or any of the agreements executed in connection herewith. .

12.           Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

13.           Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

14.           No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

16.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.           Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

18.           Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

19.           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Acquirer:	SSVK Associates, LLC

Attn: Suren Ajjarapu
Email: ________

With a copy to:	Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, Suite 900 Washington, DC 20001
Attn: Andrew M. Tucker
Email: andy.tucker@nelsonmullins.com

If to SPAC:	Semper Paratus Acquisition Corporation
Attn: Jeff Rogers
Email: yabjar@yahoo.com

With a copy to:	McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Ari Edelman
Email: aedelman@mwe.com

If to Sponsor:	Semper Paratus Sponsor LLC
Email: yabjar@yahoo.com

With a copy to:	McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Ari Edelman
Email: aedelman@mwe.com

20.           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

21.           Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

22.           Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

ACQUIRER:

SSVK Associates, LLC

/s/ Suren Ajjarapu
By: Suren Ajjarapu
Title: Managing Member

SPAC:

Semper Paratus Acquisition Corporation
By:	/s/ Jeff Rogers

Name:	Jeff Rogers
Title:	President, Chief Financial Officer and Secretary

SPONSOR:

Semper Paratus Sponsor LLC

By:	/s/ Jeff Rogers

Name:	Jeff Rogers
Title:	Managing Member

EXHIBIT A

SPAC BALANCE SHEET

[See attached]

EXHIBIT B

D&O Insurance Policy

[See attached]